                                                                     Exhibit 4.3

                                                                  Execution Copy




                               ARADIGM CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                                 AUGUST 21, 2001

                                  TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE 1      AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS................1

        1.1    Authorization......................................................1

        1.2    Sale of Common Stock and Warrants..................................1

ARTICLE 2      CLOSING DATE; DELIVERY.............................................1

        2.1    Closing Date.......................................................1

        2.2    Delivery...........................................................2

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................2

        3.1    Organization and Standing..........................................2

        3.2    Corporate Power; Authorization.....................................2

        3.3    Issuance and Delivery of the Shares................................2

        3.4    SEC Documents; Financial Statements................................3

        3.5    Governmental Consents..............................................3

        3.6    No Material Adverse Change.........................................3

        3.7    Authorized Capital Stock...........................................3

        3.8    Litigation.........................................................4

ARTICLE 4      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS........4

        4.1    Authorization......................................................4

        4.2    Investment Experience..............................................4

        4.3    Investment Intent..................................................4

        4.4    Registration or Exemption Requirements.............................5

        4.5    Dispositions.......................................................5

        4.6    No Legal, Tax or Investment Advice.................................5

        4.7    Confidentiality....................................................5

        4.8    Residency..........................................................5

        4.9    Governmental Review................................................5

        4.10   Legend.............................................................5

        4.11   Foreign Investors..................................................6

ARTICLE 5      CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS....................6

        5.1    Representations and Warranties.....................................6

        5.2    Covenants..........................................................6



                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        5.3    Certificates.......................................................7

        5.4    Legal Opinion......................................................7

ARTICLE 6      CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY.......................7

        6.1    Receipt of Payment.................................................7

        6.2    Representations and Warranties.....................................7

        6.3    Covenants..........................................................7

        6.4    Blue Sky...........................................................7

        6.5    Delivery of Purchaser Questionnaire................................7

ARTICLE 7      COVENANTS OF THE COMPANY...........................................7

        7.1    Definitions........................................................7

        7.2    Registration Procedures and Expenses...............................8

        7.3    Delay in Effectiveness.............................................9

        7.4    Indemnification....................................................9

        7.5    Prospectus Delivery...............................................11

        7.6    Termination of Obligations........................................11

        7.7    Reporting Requirements............................................11

        7.8    No Draw Downs.....................................................12

ARTICLE 8      RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH
               SECURITIES ACT....................................................12

        8.1    Restrictions on Transferability...................................12

        8.2    Instruction Sheet.................................................12

        8.3    Transfer of Securities After Registration.........................12

        8.4    Purchaser Information.............................................12

ARTICLE 9      MISCELLANEOUS.....................................................12

        9.1    Waivers and Amendments............................................12

        9.2    Broker's Fee......................................................12

        9.3    Governing Law.....................................................13

        9.4    Survival..........................................................13

        9.5    Successors and Assigns............................................13

        9.6    Entire Agreement..................................................13



                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        9.7    Notices, etc......................................................13

        9.8    Severability of this Agreement....................................13

        9.9    Counterparts......................................................13

        9.10   Further Assurances................................................13

        9.11   Expenses..........................................................14

        9.12   Currency..........................................................14

        9.13   Waiver of Conflicts...............................................14

Exhibit A - Schedule of Purchasers
Exhibit B - Form of Warrant
Exhibit C - Form of Purchaser's Questionnaire
Exhibit D - Form of Company Counsel Opinion
Exhibit E - Instruction Sheet
Exhibit F - Form of Purchaser's Certificate of Subsequent Sale


                                      iii.

                               ARADIGM CORPORATION

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of August 21, 2001, by and among ARADIGM CORPORATION, a California corporation (the "COMPANY") with its principal office at 3929 Point Eden Way, Hayward, California 94545, and the persons listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the "PURCHASERS").

                                    ARTICLE 1

               AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS

      1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 3,639,314 shares of its Common Stock (the "COMMON SHARES") and warrants, in the form attached hereto as EXHIBIT B (the "WARRANTS"), to purchase up to 363,927 shares of its Common Stock pursuant to this Agreement.

      1.2 SALE OF COMMON STOCK AND WARRANTS. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company:

            (a) Common Shares in the amount and at the purchase price set forth opposite each Purchaser's name on EXHIBIT A; and

            (b) Warrants to purchase a number of shares of the Company's Common Stock equal to ten percent (10%) of the Common Shares issued to such Purchaser on the Closing Date (defined below) rounded down to the nearest whole number of shares, at an exercise price equal to $5.41 per share of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES". The Common Shares and Warrant Shares are collectively referred to herein as the "SHARES". The Shares and the Warrants are collectively referred to herein as the "SECURITIES".

                                    ARTICLE 2

                             CLOSING DATE; DELIVERY

      2.1 CLOSING DATE. The closing of the purchase and sale of the Common Shares and Warrants hereunder (the "CLOSING") shall be held at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, at 10:00 a.m. California time on August 21, 2001 or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Common Shares shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE".



                                       1.

      2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a duly executed Warrant and a certificate representing the number of Common Shares to be purchased by such Purchaser, registered in the Purchaser's name as shown on EXHIBIT A. Such delivery shall be against payment of the purchase price therefor by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions in the amounts set forth on EXHIBIT A.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers as of the Closing Date as follows:

      3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing as a domestic corporation under the laws of said state.

      3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Common Shares and Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Common Shares and the Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

      3.3 ISSUANCE AND DELIVERY OF THE SHARES. The Common Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable. The issuance and delivery of the Common Shares and the Warrants is not subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances, except for rights created in connection with the Common Stock Purchase Agreement, dated as of November 3, 2000 (the "Acqua Purchase Agreement"), by and between the Company and Acqua Wellington North American Equities Fund, Ltd. ("Acqua").



                                       2.

      3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. Each report or proxy statement delivered to the Purchasers is a true and complete copy of such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes).

      3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which Common Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of Form S-3 and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement and (c) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market.

      3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or in the SEC Documents, since December 31, 2000, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

      3.7 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, no par value, of which, as of August 31, 2001, 20,026,252 shares were outstanding, and (ii) 5,000,000 shares of Preferred Stock, no par value, none of which shares is currently outstanding.

      3.8 LITIGATION. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the



                                       3.

Company's properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

                                    ARTICLE 4

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

      Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:

      4.1 AUTHORIZATION. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Common Shares and the Warrant to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and
(b) as limited by equitable principles generally.

      4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares and the Warrant. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Common Shares and Warrant.

      4.3 INVESTMENT INTENT. Purchaser is purchasing the Common Shares and the Warrant for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Purchaser understands that its acquisition of the Common Shares and the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as EXHIBIT C for use in preparation of the Registration Statement (as defined below), and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser has, in connection with its decision to purchase the Common Shares and the Warrant, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.



                                       4.

      4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

      4.5 DISPOSITIONS. Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION"), the Shares or Warrant Shares, nor will such Purchaser engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Shares or Warrant Shares by such Purchaser or any person or entity. In addition, the Purchaser agrees that for so long as it owns any Shares or Warrant Shares, it will not enter into any Short Sales. For such purposes, a "Short Sale" by the Purchaser means a short sale of Common Stock executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.

      4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Such Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Common Shares and the Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares and the Warrant.

      4.7 CONFIDENTIALITY. Such Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (i) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder or (ii) this Agreement is terminated; provided, however, that the foregoing provision of this Section 4.7 shall not apply if the Company does not issue a press release concerning the Agreement and the placement of the Securities hereunder within two (2) days of the Closing.

      4.8 RESIDENCY. Such Purchaser's principal executive officers are in the jurisdiction set forth immediately below such Purchaser's name of the signature pages hereto.

      4.9 GOVERNMENTAL REVIEW. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the Warrants.

      4.10 LEGEND. Purchaser understands that, until such time as the Registration Statement (as defined below) has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):



                                       5.

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
            HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

      4.11 FOREIGN INVESTORS. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Common Shares and the Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Common Shares and the Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser's jurisdiction.

                                    ARTICLE 5

                 CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

      Each Purchaser's obligation to purchase the Common Shares and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

      5.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Company in Article 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

      5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

      5.3 CERTIFICATES. The Company shall have delivered to the Purchasers duly executed certificates for the Common Shares and Warrants (in such denominations as set forth opposite each Purchaser's name on EXHIBIT A).



                                       6.

      5.4 LEGAL OPINION. The Purchasers shall have received on the Closing Date an opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, to the effect set forth in EXHIBIT D.

                                    ARTICLE 6

                  CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

      The Company's obligation to sell and issue the Common Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

      6.1 RECEIPT OF PAYMENT. The Purchasers shall have delivered payment of the purchase price to the Company for the Common Shares and the Warrants being issued hereunder.

      6.2 REPRESENTATIONS AND WARRANTIES. The representations made by the Purchasers in Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

      6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

      6.4 BLUE SKY. The Company shall have obtained and maintained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

      6.5 DELIVERY OF PURCHASER QUESTIONNAIRE. The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as EXHIBIT C prior to the Closing for the Company's use in preparing the Registration Statement pursuant to Article 7 below.

                                    ARTICLE 7

                            COVENANTS OF THE COMPANY

      7.1   DEFINITIONS. For the purpose of this Article 7:

            (a) the term "REGISTRATION STATEMENT" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

            (b) the term "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and



                                       7.

            (c) the term "REGISTRABLE SHARES" shall mean the shares of Common Stock issued pursuant to this Agreement and the Warrant Shares.

      7.2   REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

            (a) use its best efforts to file a Registration Statement with the SEC within thirty (30) days following the Closing Date to register the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of the Registrable Shares under SEC Rule 415) or on such other form which is appropriate to register all of the Registrable Shares for resale from time to time by the Purchasers;

            (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause such Registration Statement to become effective as promptly after filing as practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is thirty (30) days following the date of the initial filing of the Registration Statement with the SEC; provided, however, that in the event that the Registration Statement or any documents incorporated therein by reference are reviewed by the SEC, then the Effectiveness Deadline Date shall mean the date that is one hundred twenty (120) days following the Closing Date;

            (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.6 below, subject to the Company's right to suspend pursuant to Section 7.5;

            (d) furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

            (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

            (f)   advise each Purchaser promptly:

                  (i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

                  (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                  (iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and



                                       8.

amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

            (g) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

            (h) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

      7.3 DELAY IN EFFECTIVENESS. If the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each thirty (30) day period following the Effectiveness Deadline Date, until but excluding the date the Registration Statement is declared effective, the Company shall, for such period, pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the purchase price of the Common Shares purchased by such Purchaser hereunder, for such period (or prorated for any partial period); and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs. The parties hereto agree that the liquidated damages provided for in this Section 7.2 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof.

      7.4   INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or any breach of this Agreement by Purchaser.

            (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 5 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and



                                       9.

against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

            (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

            (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the "Advance Indemnification Payment") to the indemnified party. In the event that the indemnified party's actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party's actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

            (e) If the indemnification provided for in this Section 7.4 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless



                                      10.

an indemnified party in respect of any losses, claims, damages or liabilities referred to above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities.

      7.5 PROSPECTUS DELIVERY. Each Purchaser hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Such suspension periods shall in no event exceed sixty (60) days in any twelve (12) month period.

      7.6 TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold, (ii) such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144, or (iii) the third anniversary of the Closing Date.

      7.7   REPORTING REQUIREMENTS.

            (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (iii) so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser forthwith upon request (1) a written statement by the Company as to whether it is in compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

      7.8 NO DRAW DOWNS. The Company agrees that, if the Acqua Purchase Agreement has not been terminated as of the Closing, the Company will not exercise its right under the Acqua Purchase Agreement to request the purchase of shares of the Company's Common Stock by Acqua.



                                      11.

                                    ARTICLE 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

      8.1 RESTRICTIONS ON TRANSFERABILITY. The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

      8.2 INSTRUCTION SHEET. Each certificate representing Shares shall bear the Instruction Sheet attached hereto as EXHIBIT E (in addition to any legends required under applicable securities laws).

      8.3 TRANSFER OF SECURITIES AFTER REGISTRATION. Each Purchaser hereby covenants with the Company not to make any sale of the Securities except either
(i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or
(ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144. Purchaser further acknowledges and agrees that such Securities are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Securities is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as EXHIBIT F.

      8.4 PURCHASER INFORMATION. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1 WAIVERS AND AMENDMENTS. With the exception of Article 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Article 7 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of this Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares.

      9.2 BROKER'S FEE. Each Purchaser acknowledges that the Company intends to pay a fee in respect of the sale of the Securities to SG Cowen (the "PLACEMENT AGENT"). Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.



                                      12.

      9.3 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

      9.4 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

      9.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, no Purchaser shall assign this Agreement without the prior written consent of the Company.

      9.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

      9.7 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on EXHIBIT A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

      9.8 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      9.10 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      9.11 EXPENSES. The Company shall bear the expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel. The Company agrees to reimburse the Purchasers for the expenses reasonably incurred



                                      13.

by them with respect to this Agreement and the transactions contemplated hereby, including reasonable fees of legal counsel.

      9.12 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

      9.13 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("COOLEY GODWARD"), has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.



                                      14.

      The foregoing agreement is hereby executed as of the date first above written.

                                          ARADIGM CORPORATION,
                                          a California corporation


                                          By: /s/ Richard P. Thompson
                                             ----------------------------------
                                          Name:   Richard P. Thompson

                                          Title:  President and Chief Executive
                                                  Officer



                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                          NEW ENTERPRISE ASSOCIATES 10, LIMITED
                                          PARTNERSHIP


                                          By: NEA Partners 10, L.P.


                                              Name: /s/ Robert T. Coneybeer
                                                   ----------------------------

                                              By:       Robert T. Coneybeer
                                                 ------------------------------

                                              Title:    General Partner
                                                    ---------------------------


                                          NEA VENTURES 2001, L.P.


                                          Name: /s/ Pamela J. Clark
                                               --------------------------------

                                          By:       Pamela J. Clark
                                             ----------------------------------

                                          Title:    General Partner
                                                -------------------------------


                                          THE INTERNATIONAL BIOTECHNOLOGY TRUST
                                          PLC


                                          Name: /s/ Kate Bingham
                                               --------------------------------

                                          By:       Kate Bingham
                                             ----------------------------------

                                          Title:    Signatory
                                                -------------------------------



                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                          STEELHEAD INVESTMENTS LTD.


                                          Name: /s/  Kevin O'Neal
                                               --------------------------------

                                          By:        Kevin O'Neal
                                             ----------------------------------

                                          Title:     Authorized Signatory
                                                -------------------------------


                                          VERTICAL INTERNATIONAL LIMITED


                                          Name: /s/ Kenneth L. Henderson
                                               --------------------------------

                                          By:       Kenneth L. Henderson
                                             ----------------------------------

                                          Title:    Attorney-in-Fact
                                                -------------------------------


                                          VERTICAL VENTURES, LLC


                                          Name: /s/  Vertical Ventures, LLC
                                               --------------------------------

                                          By:        Josh Silverman
                                             ----------------------------------

                                          Title:     Partner
                                                -------------------------------


                                          MANAGED RISK TRADING, L.P.


                                          Name: /s/  Gregory I. Porges
                                               --------------------------------

                                          By:        Gregory I. Porges
                                             ----------------------------------

                                          Title:     President of the General
                                                     Partner
                                                -------------------------------



                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

PURCHASER                           PURCHASE PRICE     COMMON SHARES     WARRANTS
New Enterprise Associates 10,           $9,958,340         2,489,585      248,958
Limited Partnership
1119 St. Paul Street
Baltimore, Maryland 21202
Tel: (410) 244-0115
Fax: (410) 752-7721
Attn: John Nehra

State or Country of Residence:
Maryland

NEA Ventures 2001, L.P.                    $39,992             9,998          999
1119 St. Paul Street
Baltimore, Maryland 21202
Tel: (410) 244-0115
Fax: (410) 752-7721
Attn: John Nehra

State or Country of Residence:
Maryland

The International Biotechnology         $2,000,000           500,000       50,000
Trust Plc
31 Gresham Street
London
EC2V 7QA
United Kingdom
Tel: 011-44-207-421-7053
Fax: 011-44-207-421-7077
Attn: Nick Coleman

State or Country of Residence:
United Kingdom

Steelhead Investments Ltd.              $1,036,120           259,030       25,903
P.O. Box 309, Ugland House
Georgetown, Grand Cayman
Cayman Islands

State or Country of Residence:
Cayman Islands


                                      A-1.

Managed Risk Trading, L.P.                $304,812            76,203        7,620
120 Broadway
7th Floor Mail Center
New York, New York 10271
Tel: (212) 433-6151
Fax: (212) 433-6188
Attn: Greg Porges

State or Country of Residence:
New York

Vertical International Limited            $803,552           200,888       20,088
160 Central Park South, Ste. 3212
New York, New York 10019
Tel: (212) 974-3070
Fax: (212) 974-2365
Attn: Josh Silverman

State or Country of Residence:
New York

Vertical Ventures, LLC                    $414,448           103,612       10,361
160 Central Park South, Ste. 3212
New York, New York 10019
Tel: (212) 974-3070
Fax: (212) 974-2365
Attn: Josh Silverman

State or Country of Residence:
New York

TOTAL                                  $14,557,264         3,639,316      363,929


                                      A-2.

                                                                       EXHIBIT B
                                                          to Securities Purchase
                                                                       Agreement

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               ARADIGM CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                                                                 AUGUST 21, 2001
                            VOID AFTER AUGUST 21,2005

      THIS CERTIFIES THAT, for value received, ___________________________, with its principal office at __________________________, or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Aradigm Corporation, a California corporation, with its principal office at 3929 Point Eden Way Hayward, CA 94545 (the "Company") up to ____________________ (_____) shares of the Common Stock of the Company (the "Common Stock").

      1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

            (a) "Exercise Period" shall mean the period commencing with the date hereof and ending four years from the date hereof, unless sooner terminated as provided below.

            (b) "Exercise Price" shall mean $5.41 per share(1), subject to adjustment pursuant to Section 5 below.

            (c) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

      2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

            (a)   An executed Notice of Exercise in the form attached hereto;

--------
(1) Price will be 115% of the Closing Price under the Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and among the Company and the purchasers named therein.



                                       1.

            (b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

            (c)   This Warrant.

      Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

      The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                   X = Y (A-B)
                       -------
                          A

      Where X =  the number of shares of Common Stock to be issued to the Holder

            Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

            A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

            B =  Exercise Price (as adjusted to the date of such calculation)

      For purposes of the above calculation, the "fair market value" of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq National Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the ten (10) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq



                                       2.

National Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

      3.    COVENANTS OF THE COMPANY.

      3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

      3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      4.    REPRESENTATIONS OF HOLDER.

      4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.



                                       3.

      4.2   SECURITIES ARE NOT REGISTERED.

            (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

            (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company will register the Exercise Shares pursuant to the provisions of
Section 7 of the Securities Purchase Agreement.

            (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

      4.3   DISPOSITION OF WARRANT AND EXERCISE SHARES.

            (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                  (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                  (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

            (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN



                               4.

      THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      5.    ADJUSTMENT OF EXERCISE PRICE.

            (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

            (b) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                  (i) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                  (ii) any cash paid or payable otherwise than as a cash dividend, or

                  (iii) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

      6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash



                                       5.

equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

      7. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

      8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

      9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at ___________________ or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

      11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

      12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.



                                       6.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of August 21, 2001.


                                          ARADIGM CORPORATION


                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                          Address:_____________________________



                                       7.

                               NOTICE OF EXERCISE

TO:  ARADIGM CORPORATION

      (1)   [ ]   The undersigned hereby elects to purchase ________ shares of the Common Stock of ARADIGM CORPORATION (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            [ ]   The undersigned hereby elects to purchase ________ shares of
Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                     ______________________________________
                                     (Name)

                     ______________________________________

                     ______________________________________
                                    (Address)

      (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than as contemplated by Article 7 of the Securities Purchase Agreement dated as of August 21, 2001 by and among the Company and the purchasers named therein; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available;
(v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and
(vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration



                                       1.

statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.


______________________________________    _____________________________________
(Date)                                    (Signature)

                                          _____________________________________
                                          (Print name)



                                       2.

                                 ASSIGNMENT FORM

            (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:__________________________________________________________________________
                                 (Please Print)

Address:_______________________________________________________________________
                                 (Please Print)

Dated:  __________, 20__

Holder's
Signature:____________________________

Holder's
Address:______________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.



                                       3.

                                    EXHIBIT C

                         INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                         SECURITIES PURCHASE AGREEMENT)


A.    Complete the following items in the Securities Purchase Agreement:

      1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

      2.    EXHIBIT C-1 - Stock Certificate Questionnaire:

            Provide the information requested by the Stock Certificate Questionnaire;

      3.    EXHIBIT C-2 - Registration Statement Questionnaire:

            Provide the information requested by the Registration Statement
            Questionnaire:

      4.    EXHIBIT C-3 - Purchaser Certificate:

            Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

      5.    Return the signed Securities Purchase Agreement to:

                      Cathlin Suh, Esq.
                      Cooley Godward LLP
                      One Maritime Plaza, 20th Floor
                      San Francisco, California 94111

B. Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Securities by the Purchaser after the Registration Statement covering the Securities is effective, as described in the Securities Purchase Agreement, the Purchaser:

      (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

      (ii) must send a letter in the form of Exhibit E to the Company so that the Securities may be properly transferred.



                                      C-1.

                                   EXHIBIT C-1

                               ARADIGM CORPORATION
                         STOCK CERTIFICATE QUESTIONNAIRE


Pursuant to Section 4.3 of the Agreement, please provide us with the following information:


1.    The exact name that the Securities
      are to be registered in (this is
      the name that will appear on the
      stock certificate(s)). You may use
      a nominee name if appropriate:      _____________________________________

2.    The relationship between the
      Purchaser of the Securities and
      the Registered Holder listed in
      response to item 1 above:           _____________________________________

3.    The mailing address of the
      Registered Holder listed in
      response to item 1 above:           _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

4.    The Tax Identification Number of
      the Registered Holder listed in
      response to item 1 above:           _____________________________________



                                     C-1-1.

                                   EXHIBIT C-2

                               ARADIGM CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE


      In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

      1. Please state your organization's name exactly as it should appear in the Registration Statement: __________________________

      2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                                [ ] Yes   [ ] No

      If yes, please indicate the nature of any such relationships below:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



                                     C-2-1.

                                   EXHIBIT C-3

                               ARADIGM CORPORATION
                      CERTIFICATE FOR INDIVIDUAL PURCHASERS


      If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                   CERTIFICATE

      I certify that the representations and responses below are true and accurate:

      In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

      _____ (1) A natural person whose net worth, either individually or jointly with such person's spouse exceeds $1,000,000;

      _____ (2) A natural person who had an income in excess of $200,000, or joint income with the person's spouse in excess of $300,000, in 1998, 1999 and 2000, and reasonably expects to have individual income reaching the same level in 2001;

      _____ (3) An executive officer or director of the Company.

Date:_____________________________        _____________________________________
                                          Name(s) of Purchaser

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature



                                     C-3-1.

                                   EXHIBIT C-3

                               ARADIGM CORPORATION
                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION, AND JOINT PURCHASERS


      If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

      The undersigned certifies that the representations and responses below are true and accurate:

      (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

      (b)   Indicate the form of entity of the undersigned:

            [ ]   Limited Partnership

            [ ]   General Partnership

            [ ]   Corporation

            [ ] Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:
                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________
                      (Continue on a separate piece of paper, if necessary.)

            [ ] Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:_______________________________________________
                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________
                      (Continue on a separate piece of paper, if necessary.)

            [ ] Other form of organization (indicate form of organization (___________).

      (c)   Indicate the approximate date the undersigned entity was formed:
            ___________________________________________________________________



                                     C-3-2.

      (d) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

            _______ (1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

            _______ (2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

            _______ (3) An insurance company as defined in Section 2(13) of the Securities Act;

            _______ (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in
      Section 2(a)(48) of that Act;

            _______ (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

            _______ (6) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

            _______ (7) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

            _______ (8) A private business development company as defined in
      Section 202(a)(22) of the Investment Advisers Act of 1940;

            _______ (9) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

            _______ (10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;



                                     C-3-3.

            _______ (11) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      (Continue on a separate piece of paper, if necessary.)

Dated:________________________________

______________________________________
Name of investor

______________________________________
Signature and title of authorized
officer, partner or trustee



                                     C-3-4.

                                    EXHIBIT D

                           OPINION OF COMPANY COUNSEL

[COOLEY GODWARD LLP LETTERHEAD]


August 21, 2001

TO THE PURCHASERS LISTED
ON EXHIBIT A HERETO


Ladies and Gentlemen:

      We have acted as counsel for Aradigm Corporation, a California corporation (the "Company"), in connection with the issuance and sale pursuant to the terms of the Securities Purchase Agreement dated as of August 21, 2001 (the "Agreement"), by and among the Company and the purchasers named therein (each, a "Purchaser" and collectively, the "Purchasers"), of an aggregate of 3,639,316 shares of the Company's common stock (the "Common Shares") and warrants to purchase an aggregate of up to 363,929 shares of the Company's common stock (the "Warrants"). We are rendering this opinion pursuant to Section 5.4 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

      In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

      In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Warrants (collectively, the "Transaction Documents")), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Transaction Documents; that the Transaction Documents are obligations binding upon the parties thereto other than the Company; if you or any Purchasers are a

[COOLEY GODWARD LLP LOGO]

To the Purchasers Listed
On Exhibit A Hereto
August 21, 2001
Page Three


corporation or other entity, that such entities have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

      Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

      With regard to our opinion in paragraph 2 below with respect to the Company's obligation to qualify to do business in various states, we have relied solely on a certificate of an officer of the Company regarding the states in which the Company owns or leases property or has employees or other representatives with authority to bind it to contracts; we have made no further investigation.

      On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to own its properties and assets and to conduct its business as, to the best of our knowledge, it is currently being conducted, and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

3. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 7.4 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Common Shares and the Warrants have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the

[COOLEY GODWARD LLP LOGO]

To the Purchasers Listed
On Exhibit A Hereto
August 21, 2001
Page Four


      Common Shares and the Warrants will be duly authorized and validly issued and the Common Shares will be fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance, and upon issuance and delivery upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

      This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent; except that each Purchaser may rely on this opinion as if it were addressed and delivered to such Purchaser on the date hereof.

Cooley Godward LLP

                                    EXHIBIT A


                             SCHEDULE OF PURCHASERS

      New Enterprise Associates 10, Limited Partnership
      1119 St. Paul Street
      Baltimore, Maryland 21202

      NEA Ventures 2001, L.P.
      1119 St. Paul Street
      Baltimore, Maryland 21202

      The International Biotechnology Trust Plc
      31 Gresham Street
      London
      EC2V 7QA
      United Kingdom

      Steelhead Investments Ltd.
      P.O. Box 309, Ugland House
      Georgetown, Grand Cayman
      Cayman Islands

      Managed Risk Trading, L.P.
      120 Broadway, 7th Floor Mail Center
      New York, New York 10271

      Vertical International Limited
      160 Central Park South, Ste. 3212
      New York, New York 10019

      Vertical Ventures, LLC
      160 Central Park South, Ste. 3212
      New York, New York 10019

                                    EXHIBIT E

                               ARADIGM CORPORATION


IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

(1) THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. [________________]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY'S STOCK A PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE; OR

(2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.























                    DO NOT REMOVE THIS INSTRUCTION SHEET FROM
                         THE ATTACHED SHARE CERTIFICATE
                            EXCEPT IN ACCORDANCE WITH
                        THE INSTRUCTIONS SET FORTH ABOVE.



                                      E-1.

                                    EXHIBIT F

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE


To:   [INSERT TRANSFER AGENT]

      ATTENTION: [________________]

      The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that _____________________________
institution was the                                [FILL IN NAME OF INSTITUTION]

Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about _________________ either (i) in
accordance with the registration                   [DATE]

statement, file number [_______________] in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("RULE 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

      Name of Purchaser:       ________________________________________________

      Name of Individual
      representing Purchaser
      (if an Institution):     ________________________________________________

      Title of Individual
      representing Purchaser
      (if an Institution):     ________________________________________________

Signature by:

      Purchaser or Individual
      representing Purchaser:  ________________________________________________



                                      F-1.